(Form of Warrant Certificate)

                        VOID AFTER 5:00 PM NEW YORK TIME
                                on May ___, 2001
                     or such earlier date as provided below

No. W-___                                                        ______ Warrants

                        WARRANT CERTIFICATE FOR PURCHASE
                               OF COMMON STOCK OF
                              eAUTOCLAIMS.COM, INC.

         THIS CERTIFIES THAT, for value received, _______________________ ("Warrant Holder") or registered assigns, is the owner of the number of Warrants specified above, each of which Warrants initially entitles the holder hereof, subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of __________, 2001 (the "Warrant Agreement") between the Company and Warrant Holder, to purchase one fully paid and non-assessable share (subject to adjustment as hereinafter provided) of Common Stock, par value $.001 per share (the "Common Stock"), of eAutoclaims, Inc., a Nevada corporation (the "Company"), at any time on or prior to _________, 200_. Each Warrant entitles the holder to purchase for a period of 10 years after ______________2001 one share of our Common Stock at the exercise prices set forth in the schedule below, which are adjusted on each annual anniversary date.

                         Annual
                  Anniversary Date                            Exercise Price
                  ----------------                            --------------
                           1                                     $  4.00
                           2                                     $  5.00
                           3                                     $  6.00
                           4                                     $  7.00
                           5                                     $  8.00
                           6                                     $  9.00
                           7                                     $ 10.00

         The Warrants represented hereby are exercisable upon presentation and surrender of this Warrant Certificate, with the Election to Purchase on the reverse hereof duly executed, at the executive offices of the Company, and upon payment of the Exercise Price for the shares of Common Stock purchasable on such exercise, in United States currency, either in cash, or by certified check or official bank or bank cashier's check, payable to the order of the Company.

         The number of shares of Common Stock purchasable upon exercise of each Warrant represented by this Certificate, and the Exercise Price therefor, are subject to adjustment from time to time as set forth in the Warrant Agreement. Except as provided in the Warrant Agreement, no adjustment shall be made for dividends or distributions on any shares of Common Stock issuable upon exercise of any Warrant represented hereby.

         Irrespective of any adjustments in the Exercise Price or the number of shares purchasable upon the exercise of each Warrant, this Warrant Certificate and other Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares purchasable upon the exercise of each Warrant as if the same were expressed in such Warrant Certificates when initially issued.

         The Warrants represented hereby are exercisable at the election of the registered holder hereof, either as an entirety or from time to time for part only (in whole shares) of the number of shares specified herein, and, in the event that this Warrant Certificate is exercised in respect of less than all of such shares, a new Warrant Certificate or Certificates will be issued on such surrender for the number of Warrants represented hereby which were not so exercised. The Company shall not be required upon the exercise of the Warrants represented hereby to issue any fractions of shares, but shall make an adjustment therefor in cash on the basis of the market value of any such fractional interest (computed as provided in the Warrant Agreement).

         This Warrant Certificate is issued under, and the rights represented hereby are subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the registered holder of this Warrant Certificate, by acceptance hereof, hereby assents. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of the rights of the registered holder hereof and the rights and obligations of the Company thereunder.

         If this Warrant Certificate shall be surrendered for exercise of any Warrant represented hereby within any period during which the transfer books for shares or other securities purchasable upon the exercise of any such Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

         Prior to the exercise of any Warrant represented hereby, the holder hereof shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in said Warrant Agreement.

         The Company shall deem and treat the registered holder hereof as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent), for all purposes, and neither the Company not the Warrant Agent shall be affected by any notice to the contrary.

         This Warrant Certificate and each Warrant represented hereby shall be construed in accordance with and governed by the laws of the State of Nevada.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Date:__________________________             eAUTOCLAIMS.COM, INC.


                                       By:____________________________________
                                            Eric Seidel, President and
                                            Chief Executive Officer

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



                              ELECTION TO PURCHASE

TO:
   --------------------------------------------------
c/o
   --------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

        The  undersigned   hereby   irrevocably   elects  to  exercise  Warrants
represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that certificates for such shares by issued in the name of

--------------------------------------------------------------------------------
                                     (Name)

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                          (Address including Zip Code)

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                  (Social Security or other identifying number)

and be delivered to
                    ---------------------------------------------------
                                     (Name)

at
   -----------------------------------------------------------------------------
                          (Address including Zip Code)

and, if said number of warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ___________________, 200___          Name of Warrant Holder:

                                            ------------------------
                                                 (Please Print)

                                            Address (including Zip Code)

                                            -----------------------------

                                            -----------------------------


                                            Signature:
                                                       ------------------



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